Exhibit 99.1
[ONEOK Logo]	News
October 10, 2005	Analyst Contact: Dan Harrison
918-588-7950
Media Contact: Lori Webster
918-588-7570

ONEOK Third-Quarter 2005 Earnings

Conference Call and Webcast Scheduled

TULSA, Okla. -- October 10, 2005 -- ONEOK, Inc. (NYSE:OKE) will release its third-quarter 2005 earnings on November 2, 2005.

A conference call will be held the following day on November 3, 2005, at 11 a.m. Eastern Time (10 a.m. Central Time). The call will also be carried live on ONEOK's Web site.

ONEOK's senior management team will participate in the call.

What: ONEOK, Inc. third-quarter 2005 earnings conference call and webcast
When: 11 a.m. Eastern (10 a.m. Central), November 3, 2005
Where: 1) Telephone conference call 888-639-6218, pass code 787415;

2) Log on to the Web at www.oneok.com

If you are unable to participate in the conference call or the webcast, a replay will be available on the company's Web site, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-219-1444, pass code 787415.

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ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  We are a leader in the gathering, processing, storage and transportation of natural gas in the mid-continent region of the U.S. and own one of the nation's premier natural gas liquids (NGL) systems, connecting much of the NGL supply in the mid-continent with two key market centers.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is the majority general partner of Northern Border Partners L.P. (NYSE: NBP), one of the largest publicly-traded limited partnerships.  ONEOK is a Fortune 500 company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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